Exhibit 99

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES REPORTS FISCAL 2022

FOURTH QUARTER AND YEAR END OPERATING RESULTS

•	Fourth quarter reported net sales increased 4.9 percent; fiscal 2022 reported net sales of $6.5 billion increased 9.9 percent.
•	Drove adjusted operating margin expansion during the fourth quarter and fiscal 2022 across both Dental and Animal Health segments.
•	Returned $136.1 million to shareholders in fiscal 2022 through dividends and share repurchases.
•	Achieved fourth quarter GAAP earnings of $0.65 per diluted share; delivered adjusted earnings[1] of $0.71 per diluted share.
•	Achieved fiscal 2022 GAAP earnings of $2.06 per diluted share; delivered adjusted earnings[1] of $2.27 per diluted share.
•	Issues fiscal 2023 GAAP earnings guidance of $1.96 to $2.06 per diluted share and adjusted earnings[1] range of $2.25 to $2.35 per diluted share.

St. Paul, Minn. — June 29, 2022 — Patterson Companies, Inc. (Nasdaq: PDCO) today reported consolidated net sales of $1.64 billion (see attached Sales Summary for further details) in its fiscal fourth quarter ended April 30, 2022, an increase of 4.9 percent compared to the same period last year. Internal sales, which are adjusted for the effects of currency translation, changes in product selling relationships and contributions from recent acquisitions, increased 5.1 percent over the prior year.

Reported net income attributable to Patterson Companies, Inc. for the fourth quarter of fiscal 2022 was $63.9 million, or $0.65 per diluted share, compared to $28.8 million, or $0.30 per diluted share, in the fourth quarter of fiscal 2021. Adjusted net income1 attributable to Patterson Companies, Inc., which excludes deal amortization, integration and business restructuring expenses and gains on investments, totaled $70.4 million for the fourth quarter of fiscal 2022, or $0.71 per diluted share, compared to $36.6 million in the same quarter of fiscal 2021, or $0.38 per diluted share, an 86.8 percent increase year-over-year. The reported net income and adjusted net income attributable to Patterson Companies, Inc. for the fourth quarter of fiscal 2021 included the after-tax impact of Covid-related inventory adjustments and a LIFO adjustment, both within our Dental segment, of approximately $18.2 million or $0.19 per diluted share. The year-over-year increase in reported and adjusted net income attributable to Patterson Companies, Inc. in the fourth quarter of fiscal 2022 is also due to strong sales growth and margin expansion across both business segments compared to the prior year period.

“Patterson delivered an excellent fourth quarter, culminating a year in which we delivered both top and bottom line growth that exceeded our expectations,” said Mark Walchirk, President and CEO of Patterson Companies. “During fiscal 2022, we achieved $6.5 billion in sales, delivered on our commitment to achieve year-over-year adjusted operating margin improvement, returned cash to shareholders as part of our balanced capital allocation strategy and drove full-year adjusted EPS growth of 19 percent over the prior year.

“Our strong performance during fiscal 2022 and over the past several years reflects our team’s continued focus and execution, which has enabled Patterson to support our customers and generate value for shareholders. While we anticipate the current macro environment will have a moderate impact on our end markets, our proven team, compelling value proposition and strong competitive position give us confidence as we enter fiscal 2023. Our fiscal 2023 guidance anticipates delivering year-over-year revenue growth and operating margin expansion.”

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

Patterson Dental

Reported net sales in our Dental segment for the fourth quarter of fiscal 2022 were $636.4 million. Internal sales increased 3.4 percent compared to the fiscal 2021 fourth quarter. Internal sales of consumables declined 0.8 percent year-over-year primarily due to the continued moderation of infection control products compared to the pandemic-related performance in the year-ago period. Excluding infection control products, internal sales of consumables increased 2.9 percent over the prior year period. Internal sales of equipment increased 14.3 percent year-over-year driven by strong performance in digital technology and CAD/CAM products and positive growth in the core equipment category. Internal sales of value-added services decreased 3.2 percent year-over-year compared to the prior year period.

Patterson Animal Health

Reported net sales in our Animal Health segment for the fourth quarter of fiscal 2022 were $1.0 billion. Internal sales growth of 7.6 percent was driven by mid-single digit growth in companion animal and double-digit growth in production animal. Within the Animal Health segment, internal sales of consumables grew 7.4 percent, equipment and software increased 22.0 percent and value-added services decreased 7.2 percent over the prior year period.

Balance Sheet and Capital Allocation

During fiscal 2022, Patterson Companies used $981.0 million of cash from operating activities and collected deferred purchase price receivables of $1,213.5 million, generating $232.5 million in cash, compared to generating $103.4 million during fiscal 2021. Free cash flow1 (see definition below and attached free cash flow table) during fiscal 2022 improved by $116.5 million compared to the fiscal 2021 period due to a decreased level of working capital during fiscal 2022.

In the fourth quarter of fiscal 2022, Patterson Companies declared a quarterly cash dividend of $0.26 per share and returned $25.4 million in cash dividends to shareholders. Also, under an existing repurchase authorization, the company repurchased approximately 1.0 million shares. At of the end of fiscal 2022, Patterson had approximately $465 million of share repurchase authority remaining on its current share repurchase authorization. During fiscal 2022, Patterson Companies returned $136.1 million to shareholders in the form of cash dividends and share repurchases.

Year-to-Date Results

Consolidated reported net sales for fiscal 2022 totaled $6.5 billion, a 9.9 percent year-over-year increase. Sales in fiscal 2022 reflected an extra week of sales results in the fiscal first quarter versus the prior year. Internal sales, which are adjusted for the effects of currency translation, changes in product selling relationships, contributions from recent acquisitions and the extra week of selling results in the first quarter of fiscal 2022, increased 9.1 percent compared to fiscal 2021. During fiscal 2022, Dental segment internal sales increased 5.8 percent, including 5.8 percent growth in consumables and 7.6 percent growth in equipment and software. In fiscal 2022, Animal Health segment internal sales increased 12.1 percent, including 11.6 percent growth in consumables and 29.9 percent growth in equipment and software.

Reported net income attributable to Patterson Companies, Inc. in fiscal 2022 was $203.2 million, or $2.06 per diluted share, compared to a $156.0 million, or $1.61 per diluted share in fiscal 2021. Adjusted net income1 attributable to Patterson Companies, Inc. in fiscal 2022, which excludes gains on investments, inventory donation charges, deal amortization, legal reserves and integration and business restructuring expenses totaled $223.7 million, or $2.27 per diluted share, compared to $185.0 million, or $1.91 per diluted share, in the prior fiscal year. Patterson estimates the extra selling week in fiscal 2022 contributed approximately $0.04 to adjusted earnings per diluted share compared to the prior year.

Fiscal 2023 Guidance

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

Patterson Companies today initiated its fiscal 2023 earnings guidance, which is provided on both a GAAP and non-GAAP adjusted1 basis:

•	GAAP earnings are expected to be in the range of $1.96 to $2.06 per diluted share.
•	Non-GAAP adjusted earnings[1] are expected to be in the range of $2.25 to $2.35 per diluted share.
•	Our non-GAAP adjusted earnings[1] guidance excludes the after-tax impact of:
-	Deal amortization expenses of approximately $28.5 million ($0.29 per diluted share).

Our guidance reflects the strength of our business and competitive positioning, as well as our expectations for the North American and international end markets in which we operate, which we expect to be affected by inflationary trends, higher interest rates and a potential slow-down in the broader economy. Beyond macroeconomic and geopolitical uncertainty, our guidance further assumes that there are no material adverse developments associated with the pandemic.

1Non-GAAP Financial Measures

The Reconciliation of GAAP to non-GAAP Measures table appearing behind the accompanying financial information is provided to adjust reported GAAP measures, namely operating income, other income (expense), net income before taxes, income tax expense, net income, net income attributable to Patterson Companies, Inc. and diluted earnings per share attributable to Patterson Companies, Inc., for the impact of gains on investments, inventory donation charges, deal amortization, legal reserves and integration and business restructuring expenses along with the related tax effects of these items.

The term “free cash flow” used in this release is defined as net cash used in operating activities less capital expenditures plus the collection of deferred purchase price receivables.

In addition, the term “internal sales” used in this release represents net sales adjusted to exclude the impact of foreign currency, changes in product selling relationships, contributions from recent acquisitions and the extra week of selling results in the first quarter of fiscal 2022. Foreign currency impact represents the difference in results that is attributable to fluctuations in currency exchange rates the company uses to convert results for all foreign entities where the functional currency is not the U.S. dollar. The company calculates the impact as the difference between the current period results translated using the current period currency exchange rates and using the comparable prior period’s currency exchange rates. The company believes the disclosure of net sales changes in constant currency provides useful supplementary information to investors in light of fluctuations in currency rates.

Management believes that these non-GAAP measures may provide a helpful representation of the company’s fourth quarter performance and enable comparison of financial results between periods where certain items may vary independent of business performance. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

Fourth Quarter Conference Call and Replay

Patterson Companies’ fiscal 2022 fourth quarter conference call will start at 8:30 a.m. Eastern today. Investors can listen to a live webcast of the conference call at www.pattersoncompanies.com. The conference call will be archived on the Patterson Companies website. A replay of the fiscal 2022 fourth quarter conference call can be heard for one week at 1-800-770-2030 and by providing the Conference ID 71954 when prompted.

About Patterson Companies Inc.

Patterson Companies Inc. (Nasdaq: PDCO) connects dental and animal health customers in North America and the U.K. to the latest products,

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

technologies, services and innovative business solutions that enable operational and professional success. Our comprehensive portfolio, distribution network and supply chain is equaled only by our dedicated, knowledgeable people who deliver unrivalled expertise and unmatched customer service and support.

Learn more: pattersoncompanies.com

This press release contains, and our officers and representatives may from time to time make, certain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, and the objectives and expectations of management. Forward-looking statements often include words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “seeks” or words of similar meaning, or future or conditional verbs, such as “will,” “should,” “could” or “may.”

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements.

Any number of factors could affect our actual results and cause such results to differ materially from those contemplated by any forward-looking statements, including, but not limited to, the following: the COVID-19 pandemic and measures taken in response thereto; uncertain macro-economic conditions, including inflationary pressures; our dependence on relationships with sales representatives and service technicians to retain customers and develop business; potential disruption of distribution capabilities, including service issues with third-party shippers; our dependence on suppliers to manufacture and supply substantially all of the products we sell; the risk of the products we sell becoming obsolete or containing undetected errors; adverse changes in supplier rebates or other purchasing incentives; the risk that private label sales could adversely affect our relationships with suppliers; our dependence on positive perceptions of Patterson’s reputation; risks inherent in acquiring and disposing of assets or other businesses and the risks inherent in integrating acquired businesses; our ability to comply with restrictive covenants in our credit agreement; turnover or loss of key personnel or highly skilled employees; the risk that our governing documents and Minnesota law may discourage takeovers and business combinations; risks related to climate change; the effects of the highly competitive and consolidating dental and animal health supply markets in which we compete; exposure to the risks of the animal production business, including changing consumer demand, the cyclical livestock market, and other factors outside our control, and the risks of the companion animal business, including the possibility of disease adversely affecting the pet population; risks from the formation or expansion of GPOs, provider networks and buying groups that may shift purchasing decisions and place us at a competitive disadvantage; increases in over-the-counter sales and e-commerce options for companion animal products or sales of companion animal products from non-veterinarian sources; change and uncertainty in the health care industry; failure to comply with existing or future U.S. or foreign laws and regulations including those governing the distribution of pharmaceuticals and controlled substances; failure to comply with health care fraud or other laws and regulations; litigation risks, including the diversion of management’s attention, the cost of defending against such actions, the possibility of damage awards or settlements, fines or penalties, or equitable remedies (including but not limited to the revocation of or non-renewal of licenses) and inherent uncertainty; failure to comply with evolving data privacy laws and regulations; tax legislation; the risks inherent in international operations, including currency fluctuations; and risks associated with information systems, software products and cyber-

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

security attacks.

The order in which these factors appear should not be construed to indicate their relative importance or priority. We caution that these factors may not be exhaustive, accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results.

You should carefully consider these and other relevant factors, including those risk factors in Part I, Item 1A, (“Risk Factors”) in our most recent Form 10-K and information which may be contained in our other filings with the U.S. Securities and Exchange Commission, or SEC, when reviewing any forward-looking statement.

Investors should understand it is impossible to predict or identify all such factors or risks. As such, you should not consider the foregoing list, or the risks identified in our SEC filings, to be a complete discussion of all potential risks or uncertainties.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We do not undertake any obligation to release publicly any revisions to any forward-looking statements whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

INVESTOR CONTACT:	John M. Wright, Investor Relations
COMPANY:	Patterson Companies Inc.
TEL:	651.686.1364
EMAIL:	investor.relations@pattersoncompanies.com

MEDIA CONTACT:	Patterson Corporate Communications
COMPANY:	Patterson Companies Inc.
TEL:	651.905.3349
EMAIL:	corporate.communications@pattersoncompanies.com

WEB:	pattersoncompanies.com
SOURCE:	Patterson Companies Inc.

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PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	April 30, 2022	April 24, 2021	April 30, 2022	April 24, 2021

Net sales	$1,638,772	$1,561,793	$6,499,405	$5,912,066

Gross profit	348,239	304,405	1,289,087	1,203,130

Operating expenses	275,401	267,057	1,132,085	992,523

Operating income	72,838	37,348	157,002	210,607

Other income (expense):

Gains on investments	890	—	101,809	—

Other income, net	13,318	4,028	27,731	13,608

Interest expense	(4,693)	(5,680)	(20,288)	(24,284)

Income before taxes	82,353	35,696	266,254	199,931

Income tax expense	18,954	7,182	64,540	44,822

Net income	63,399	28,514	201,714	155,109

Net loss attributable to noncontrolling interests	(479)	(241)	(1,496)	(872)

Net income attributable to Patterson Companies, Inc.	$63,878	$28,755	$203,210	$155,981

Earnings per share attributable to Patterson Companies, Inc.:

Basic	$0.66	$0.30	$2.09	$1.63

Diluted	$0.65	$0.30	$2.06	$1.61

Weighted average shares:

Basic	97,476	95,977	97,277	95,599

Diluted	98,680	97,393	98,514	96,664

Dividends declared per common share	$0.26	$0.26	$1.04	$1.04

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	April 30, 2022	April 24, 2021

ASSETS

Current assets:

Cash and cash equivalents	$142,014	$143,244

Receivables, net	447,162	449,235

Inventory	785,604	736,778

Prepaid expenses and other current assets	304,242	286,672

Total current assets	1,679,022	1,615,929

Property and equipment, net	213,140	219,438

Operating lease right-of-use assets, net	70,722	77,217

Goodwill and identifiable intangibles, net	393,244	419,576

Investments	139,182	105,522

Long-term receivables, net and other	246,320	313,829

Total assets	$2,741,630	$2,751,511

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:

Accounts payable	$681,321	$609,264

Other accrued liabilities	276,000	294,400

Operating lease liabilities	29,348	32,252

Current maturities of long-term debt	—	100,750

Borrowings on revolving credit	29,000	53,000

Total current liabilities	1,015,669	1,089,666

Long-term debt	488,554	487,545

Non-current operating lease liabilities	43,332	48,318

Other non-current liabilities	151,440	161,311

Total liabilities	1,698,995	1,786,840

Stockholders’ equity	1,042,635	964,671

Total liabilities and stockholders’ equity	$2,741,630	$2,751,511

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Twelve Months Ended
	April 30, 2022	April 24, 2021

Operating activities:

Net income	$201,714	$155,109
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	81,992	78,896
Gains on investments	(101,809)	—
Non-cash employee compensation	23,805	30,488
Non-cash (gains) losses and other, net	(1,431)	1,318
Change in assets and liabilities:
Receivables	(1,144,833)	(916,694)
Inventory	(53,871)	91,193
Accounts payable	80,904	(268,338)
Accrued liabilities	(27,630)	85,849
Other changes from operating activities, net	(39,835)	11,660

Net cash used in operating activities	(980,994)	(730,519)

Investing activities:
Additions to property and equipment	(38,308)	(25,788)
Collection of deferred purchase price receivables	1,213,497	833,958
Acquisitions, net of cash acquired	(19,793)	—
Sale of investments	75,942	396
Other investing activities	7,690	2,097

Net cash provided by investing activities	1,239,028	810,663

Financing activities:
Dividends paid	(101,111)	(75,183)
Repurchases of common stock	(35,000)	—
Payments on long-term debt	(100,750)	—
(Payment) draw on revolving credit	(24,000)	53,000
Other financing activities	7,627	(462)

Net cash used in financing activities	(253,234)	(22,645)

Effect of exchange rate changes on cash	(6,030)	7,801

Net change in cash and cash equivalents	(1,230)	65,300
Cash and cash equivalents at beginning of period	143,244	77,944

Cash and cash equivalents at end of period	$142,014	$143,244

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

SALES SUMMARY

(Dollars in thousands)

(Unaudited)

	April 30, 2022	April 24, 2021[1]	Total Sales Growth	Foreign Exchange Impact	53rd Week	Other[2]	Internal Sales Growth

Three Months Ended

Consolidated net sales
Consumable	$1,324,427	$1,262,747	4.9%	(0.6)%	— %	0.4%	5.1%
Equipment and software	236,713	205,777	15.0	(0.1)	—	—	15.1
Value-added services and other	77,632	93,269	(16.8)	(0.4)	—	(0.1)	(16.3)

Total	$1,638,772	$1,561,793	4.9%	(0.6)%	— %	0.4%	5.1%

Dental
Consumable	$354,255	$357,223	(0.8)%	— %	— %	— %	(0.8)%
Equipment and software	208,357	182,525	14.2	(0.1)	—	—	14.3
Value-added services and other	73,805	76,284	(3.2)	—	—	—	(3.2)

Total	$636,417	$616,032	3.3%	(0.1)%	— %	— %	3.4%

Animal Health
Consumable	$970,172	$905,524	7.1%	(0.9)%	— %	0.6%	7.4%
Equipment and software	28,356	23,252	22.0	—	—	—	22.0
Value-added services and other	9,315	10,541	(11.6)	(3.7)	—	(0.7)	(7.2)

Total	$1,007,843	$939,317	7.3%	(0.9)%	— %	0.6%	7.6%

Corporate
Value-added services and other	$(5,488)	$6,444	(185.2)%	— %	— %	— %	(185.2)%

Total	$(5,488)	$6,444	(185.2)%	— %	— %	— %	(185.2)%

1 Certain sales were reclassified between categories to conform to the current period presentation.

2 Sales of certain products previously recognized on a gross basis were recognized on a net basis during the three months ended April 30, 2022. Other represents the impact of this change in revenue recognition, as well as the impact of an acquisition on sales during the three months ended April 30, 2022.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

SALES SUMMARY

(Dollars in thousands)

(Unaudited)

	April 30, 2022	April 24, 2021[1]	Total Sales Growth	Foreign Exchange Impact	53rd Week	Other[2]	Internal Sales Growth

Twelve Months Ended

Consolidated net sales
Consumable	$5,248,040	$4,748,416	10.5%	0.8%	2.0%	(2.2)%	9.9%
Equipment and software	920,424	822,063	12.0	0.5	1.5	—	10.0
Value-added services and other	330,941	341,587	(3.1)	0.5	1.4	(0.1)	(4.9)

Total	$6,499,405	$5,912,066	9.9%	0.7%	1.9%	(1.8)%	9.1%

Dental
Consumable	$1,424,677	$1,314,236	8.4%	0.5%	2.1%	— %	5.8%
Equipment and software	800,144	730,928	9.5	0.5	1.4	—	7.6
Value-added services and other	291,311	281,857	3.4	0.2	1.4	—	1.8

Total	$2,516,132	$2,327,021	8.1%	0.5%	1.8%	— %	5.8%

Animal Health
Consumable	$3,823,363	$3,434,180	11.3%	0.8%	2.0%	(3.1)%	11.6%
Equipment and software	120,280	91,135	32.0	—	2.1	—	29.9
Value-added services and other	39,231	34,679	13.1	2.5	2.4	(1.1)	9.3

Total	$3,982,874	$3,559,994	11.9%	0.8%	2.0%	(3.0)%	12.1%

Corporate
Value-added services and other	$399	$25,051	(98.4)%	— %	— %	— %	(98.4)%

Total	$399	$25,051	(98.4)%	— %	— %	— %	(98.4)%

1 Certain sales were reclassified between categories to conform to the current period presentation.

2 Sales of certain products previously recognized on a gross basis were recognized on a net basis during the twelve months ended April 30, 2022. Other represents the impact of this change in revenue recognition, as well as the impact of an acquisition on sales during the twelve months ended April 30, 2022.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

OPERATING INCOME BY SEGMENT

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	April 30, 2022	April 24, 2021	April 30, 2022	April 24, 2021
Operating income (loss)
Dental	$61,603	$29,227	$180,212	$201,244
Animal Health	41,043	32,518	114,403	88,123
Corporate	(29,808)	(24,397)	(137,613)	(78,760)

Total	$72,838	$37,348	$157,002	$210,607

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(Dollars in thousands, except per share amounts)

(Unaudited)

For the three months ended April 30, 2022	GAAP	Deal amortization	Integration and business restructuring expenses	Legal reserves	Inventory donation charges	Gains on investments	Non-GAAP

Operating income	$72,838	$9,405	$—	$—	$—	$—	$82,243

Other income (expense), net	9,515	—	—	—	—	(890)	8,625

Income before taxes	82,353	9,405	—	—	—	(890)	90,868

Income tax expense	18,954	2,237	—	—	—	(227)	20,964

Net income	63,399	7,168	—	—	—	(663)	69,904

Net loss attributable to noncontrolling interests	(479)	—	—	—	—	—	(479)

Net income attributable to Patterson Companies, Inc.	$63,878	$7,168	$—	$—	$—	$(663)	$70,383

Diluted earnings per share attributable to Patterson Companies, Inc.*	$0.65	$0.07	$—	$—	$—	$(0.01)	$0.71

Operating income as a % of sales	4.4%						5.0%

Effective tax rate	23.0%						23.1%

For the three months ended April 24, 2021	GAAP	Deal amortization	Integration and business restructuring expenses	Legal reserves	Inventory donation charges	Gains on investments	Non-GAAP

Operating income	$37,348	$9,261	$1,090	$—	$—	$—	$47,699

Other income (expense), net	(1,652)	—	—	—	—	—	(1,652)

Income before taxes	35,696	9,261	1,090	—	—	—	46,047

Income tax expense	7,182	2,196	273	—	—	—	9,651

Net income	28,514	7,065	817	—	—	—	36,396

Net loss attributable to noncontrolling interests	(241)	—	—	—	—	—	(241)

Net income attributable to Patterson Companies, Inc.	$28,755	$7,065	$817	$—	$—	$—	$36,637

Diluted earnings per share attributable to Patterson Companies, Inc.*	$0.30	$0.07	$0.01	$—	$—	$—	$0.38

Operating income as a % of sales	2.4%						3.1%

Effective tax rate	20.1%						21.0%

*	May not sum due to rounding.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(Dollars in thousands, except per share amounts)

(Unaudited)

For the twelve months ended April 30, 2022	GAAP	Deal amortization	Integration and business restructuring expenses	Legal reserves	Inventory donation charges	Gains on investments	Non-GAAP

Operating income	$157,002	$37,812	$4,245	$36,000	$49,194	$—	$284,253

Other income (expense), net	109,252	—	—	—	—	(101,809)	7,443

Income before taxes	266,254	37,812	4,245	36,000	49,194	(101,809)	291,696

Income tax expense	64,540	8,990	1,061	8,460	12,308	(25,896)	69,463

Net income	201,714	28,822	3,184	27,540	36,886	(75,913)	222,233

Net loss attributable to noncontrolling interests	(1,496)	—	—	—	—	—	(1,496)

Net income attributable to Patterson Companies, Inc.	$203,210	$28,822	$3,184	$27,540	$36,886	$(75,913)	$223,729

Diluted earnings per share attributable to Patterson Companies, Inc.*	$2.06	$0.29	$0.03	$0.28	$0.37	$(0.77)	$2.27

Operating income as a % of sales	2.4%						4.4%

Effective tax rate	24.2%						23.8%

For the twelve months ended April 24, 2021	GAAP	Deal amortization	Integration and business restructuring expenses	Legal reserves	Inventory donation charges	Gains on investments	Non-GAAP

Operating income	$210,607	$37,002	$1,090	$—	$—	$—	$248,699

Other income (expense), net	(10,676)	—	—	—	—	—	(10,676)

Income before taxes	199,931	37,002	1,090	—	—	—	238,023

Income tax expense	44,822	8,792	273	—	—	—	53,887

Net income	155,109	28,210	817	—	—	—	184,136

Net loss attributable to noncontrolling interests	(872)	—	—	—	—	—	(872)

Net income attributable to Patterson Companies, Inc.	$155,981	$28,210	$817	$—	$—	$—	$185,008

Diluted earnings per share attributable to Patterson Companies, Inc.*	$1.61	$0.29	$0.01	$—	$—	$—	$1.91

Operating income as a % of sales	3.6%						4.2%

Effective tax rate	22.4%						22.6%

*	May not sum due to rounding.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

FREE CASH FLOW

(In thousands)

(Unaudited)

	Twelve Months Ended
	April 30, 2022	April 24, 2021

Net cash used in operating activities	$(980,994)	$(730,519)

Additions to property and equipment	(38,308)	(25,788)

Collection of deferred purchase price receivables	1,213,497	833,958

Free cash flow	$194,195	$77,651